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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    January 23, 1997
                                                 -------------------


                          BOSTON LIFE SCIENCES, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                  0-6533                       87-0277826
-------------------------------      ------                   ------------------

(State or other jurisdiction of    (Commission               (I.R.S. Employer
incorporation or organization)       File No.)               Identification No.)


31 Newbury Street, Suite 300
Boston, Massachusetts                                              02116
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(Address of principal executive offices)                         Zip Code


Registrant's telephone number, including area code  (617) 425-0200
                                                  --------------------

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Item 5.  Other Events.
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On January 23, 1997, Boston Life Sciences, a company engaged in the research and development of novel treatments for cancer, autoimmune diseases, and central nervous disorders, announced that the Company's anti-angiogenic factor significantly inhibited tumor growth in mice. In the experiment, human prostrate tumors were implanted subcutaneously into the backs of mice and allowed to grow to a uniform size. Half the mice were treated with the Company's anti-angiogenic factor while the other half served as untreated controls. In the untreated mice, the tumors continued to grow in a linear fashion. In contrast, treated mice exhibited a significant inhibition in the growth of their tumors.

The Company believes that the results of this experiment represent the first time that a recombinantly produced, systemically administered native human anti-angiogenic protein has inhibited tumor growth. The Company plans to expand on these results, to optimize the dose and administration schedule, and to initiate the preclinical studies necessary for the filing of an IND. The Company's objective is to file the IND before the end of 1997 and to initiate clinical trials as early as possible with the beginning of 1998 as a target date.


Item 7.  Exhibits.
         ---------

      The following Exhibit is filed as part of this report on Form 8-K:

      99.1   Press Release, dated January 23, 1997.

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                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                          BOSTON LIFE SCIENCES, INC.

Dated: February 3, 1997   By: /s/ Joseph Hernon
                             ------------------
                             Joseph Hernon
                             Chief Financial Officer

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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                                            Page
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99.1           Press Release, dated January 23, 1997                     5





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